                                                                    EXHIBIT 10.3

Draft of September 18, 1997
================================================================================


                             BEI TECHNOLOGIES, INC.






                              ASSUMPTION AGREEMENT


                         Dated as of September 15, 1997



        Re:         $13,440,000 7.23% Series A Senior Notes
                              Due October 1, 2000
                                      and
                     $8,960,000 7.23% Series B Senior Notes
                             Due November 15, 2000
                                       of
                             BEI TECHNOLOGIES, INC.


================================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                 HEADING                             PAGE

SECTION 1.      DESCRIPTION OF NOTES AND COMMITMENT........................  2

 Section 1.1.    Description of Notes......................................  2
 Section 1.2.    Commitment, Closing Date..................................  3
 Section 1.3.    Several Obligations.......................................  3

SECTION 2.      PREPAYMENT OF NOTES........................................  3

 Section 2.1.    Required Prepayments......................................  3
 Section 2.2.    Optional Prepayment with Premium..........................  4
 Section 2.3.    Notice of Optional Prepayments............................  4
 Section 2.4.    Application of Prepayments................................  4
 Section 2.5.    Direct Payment............................................  5

SECTION 3.      REPRESENTATIONS............................................  5

 Section 3.1.    Representations of the Company............................  5
 Section 3.2.    Representations of the Purchasers.........................  5

SECTION 4.      CLOSING CONDITIONS.........................................  6

 Section 4.1.    Conditions................................................  6
 Section 4.2.    Waiver of Conditions......................................  7

SECTION 5.      COMPANY COVENANTS..........................................  7

 Section 5.1.    Corporate Existence, Etc..................................  7
 Section 5.2.    Insurance.................................................  7
 Section 5.3.    Taxes, Claims for Labor and Materials, Compliance
                  with Laws................................................  8
 Section 5.4.    Maintenance, Etc..........................................  8
 Section 5.5.    Nature of Business........................................  8
 Section 5.6.    Consolidated Adjusted Tangible Net Worth..................  8
 Section 5.7.    Limitations on  Total Debt................................  9
 Section 5.8.    Fixed Charges Coverage Ratio..............................  9
 Section 5.9.    Limitation on Liens....................................... 10
 Section 5.10.   Limitation on  Sale and Leasebacks........................ 11
 Section 5.11.   Restricted Payments....................................... 11
 Section 5.12.   Investments............................................... 12
 Section 5.13.   Mergers, Consolidations and Sales of Assets............... 14
 Section 5.14.   Guaranties................................................ 16
 Section 5.15.   Repurchase of Notes....................................... 16
 Section 5.16.   Transactions with Affiliates.............................. 16

 Section 5.17.   Termination of Pension Plans.............................  16
 Section 5.18.   Reports and Rights of Inspection.........................  16
 Section 5.19.   Certain Changes in Accounting Principles.................  20
 Section 5.20.   Fiscal Year..............................................  21

SECTION 6.      EVENTS OF DEFAULT AND REMEDIES THEREFOR...................  21

 Section 6.1.    Events of Default........................................  21
 Section 6.2.    Notice to Holders........................................  23
 Section 6.3.    Acceleration of Maturities...............................  23
 Section 6.4.    Rescission of Acceleration...............................  23

SECTION 7.      AMENDMENTS, WAIVERS AND CONSENTS..........................  24

 Section 7.1.    Consent Required.........................................  24
 Section 7.2.    Solicitation of Holders..................................  24
 Section 7.3.    Effect of Amendment or Waiver............................  24

SECTION 8.      INTERPRETATION OF AGREEMENT; DEFINITIONS..................  25

 Section 8.1.    Definitions..............................................  25
 Section 8.2.    Accounting Principles....................................  32
 Section 8.3.    Directly or Indirectly...................................  32

SECTION 9.      MISCELLANEOUS.............................................  32

 Section 9.1.    Registered Notes.........................................  32
 Section 9.2.    Exchange of Notes........................................  33
 Section 9.3.    Loss, Theft, Etc. of Notes...............................  33
 Section 9.4.    Expenses, Stamp Tax Indemnity............................  33
 Section 9.5.    Powers and Rights Not Waived; Remedies Cumulative........  34
 Section 9.6.    Notices..................................................  34
 Section 9.7.    Successors and Assigns...................................  35
 Section 9.8.    Survival of Covenants and Representations................  35
 Section 9.9.    Severability.............................................  35
 Section 9.10.   Governing Law............................................  35
 Section 9.11.   Captions.................................................  35

Signature Page............................................................  36

ATTACHMENTS TO ASSUMPTION AGREEMENT:

Schedule I     -   Note Purchasers and Amounts of Commitments

Exhibit A-1    -   Form of 7.23% Series A Senior Note due October 1, 2000

Exhibit A-2    -   Form of 7.23% Series B Senior Note due November 15, 2000

Exhibit B      -   Representations and Warranties of the Company

Exhibit C      -   Description of Special Counsel's Closing Opinion

Exhibit D      -   Description of Closing Opinion of Counsel to the Company

                             BEI TECHNOLOGIES, INC.
                          ONE POST STREET - SUITE 2500
                        SAN FRANCISCO, CALIFORNIA  94104

                              ASSUMPTION AGREEMENT

        Re:         $13,440,000 7.23% Series A Senior Notes
                              Due October 1, 2000
                                      and
                     $8,960,000 7.23% Series B Senior Notes
                             Due November 15, 2000
                   ------------------------------------------
                                                                     Dated as of
                                                              September 15, 1997

To the Purchasers named in Schedule I
  to this Agreement

Gentlemen:

     Reference is made to the Note Agreement dated as of August 15, 1993 (the "Original Note Agreement"), among BEI Electronics, Inc., a Delaware corporation ("Electronics"), and each of you (the "Purchasers"), as amended by First Amendment to Note Agreement dated as of April 1, 1994, Second Amendment to Note Agreement dated as of September 30, 1994, Third Amendment to Note Agreement dated as of December 29, 1995, and Fourth Amendment to Note Agreement dated as of March 27, 1997 (as so amended, the "Note Agreement"), under and pursuant to which Electronics issued and sold and you (and your predecessor as a holder of some of the Original Notes referred to below) purchased an aggregate original principal amount of $16,800,000 6.73% Series A Senior Notes due October 1, 2000, and an aggregate original principal amount of $11,200,000 6.73% Series B Senior Notes due November 15, 2000 (respectively, the "Original Series A Notes" and the "Original Series B Notes" and collectively, the "Original Notes").

     Electronics has now formed a new subsidiary, the undersigned BEI Technologies, Inc., a Delaware corporation ("Technologies" or the "Company"), which will principally operate Electronics' established sensors and systems business, and Electronics intends to distribute all of the common stock of Technologies to the holders of the common stock of Electronics on a pro rata basis, all as described in the Preliminary Registration Statement on Form 10 filed by Electronics with the Securities and Exchange Commission on July 2, 1997,

BEI Technologies, Inc.                                      Assumption Agreement

as amended (the "Preliminary Registration Statement"). The transaction described in the Preliminary Registration Statement is herein sometimes referred to as the "Spin-off".

     Electronics and Technologies have proposed that, concurrently with the consummation of the Spin-off, the Note Agreement will be amended and restated as herein set forth; the Original Notes will be amended to increase the interest rate thereon to 7.23% per annum; Technologies will assume the indebtedness evidenced by the Original Notes, as so amended, and the obligations of Electronics under the Note Agreement, as so amended and restated; Technologies will issue its Notes described in Section 1 hereof in exchange for the surrender by you for cancellation of the Original Notes; and Electronics will be released and discharged from its obligations and liabilities under the Note Agreement and the Original Notes. Based on the representations and warranties and subject to the satisfaction of the conditions precedent hereinafter set forth, by your execution and delivery hereof you accept such proposition of Electronics and Technologies and you further waive any Default or Event of Default arising under the Note Agreement as a result of the Spin-off.

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.

  Section 1.1. Description of Notes. The Company will authorize the issue
  ---------------------------------
and delivery of:

     (a) $13,440,000 aggregate principal amount of its 7.23% Series A Senior Notes (the "Series A Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.23% per annum, payable semiannually on the first day of each April and October in each year (commencing October 1, 1997) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.23% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on October 1, 2000, and to be substantially in the form attached hereto as Exhibit A-1.

     (b) $8,960,000 aggregate principal amount of its 7.23% Series B Senior Notes (the "Series B Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.23% per annum, payable semiannually on the fifteenth day of each May and November in each year (commencing November 15, 1997) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.23% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 2000, and to be substantially in the form attached hereto as Exhibit A-2.

The terms "Series A Notes" and "Series B Notes", as used herein shall include each Series A Note and Series B Note, respectively, delivered pursuant to this Agreement; the Series A Notes and the Series B Notes are hereinafter collectively referred to as the "Notes"; and the term "Series" shall include all of the Series A Notes, or as the case may be, all of the

BEI Technologies, Inc.                                      Assumption Agreement

Series B Notes. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in (S)2 of this Agreement.

  Section 1.2.  Commitment, Closing Date.  Subject to the terms and
  --------------------------------------
conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and deliver to each Purchaser, and such Purchaser agrees to accept from the Company, Notes of the Series and in the principal amount set forth opposite such Purchaser's name in
Schedule I hereto in exchange for the surrender for cancellation of Original Series A Notes or, as the case may be, Original Series B Notes in an unpaid principal amount equal to 100% of the principal amount thereof on the Closing Date hereafter mentioned, all as specified in Schedule I hereto.

     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against surrender for cancellation of Original Notes at 10:00 a.m., San Francisco time, on September 26, 1997 or such later date as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A-1 or Exhibit A-2, as the case may be, in the full amount to be acquired by such Purchaser (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

  Section 1.3.  Several Obligations. The obligations of each Purchaser shall be
  ---------------------------------
several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.

  Section 2.1.  Required Prepayments.
  ----------------------------------
     (a) Series A Notes.  On October 1 in each year, commencing October 1, 1997
         --------------
  and ending October 1, 1999, both inclusive, the Company will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series A Notes an amount equal to the lesser of (i) $3,360,000 and (ii) the principal amount of the Series A Notes then outstanding. The entire remaining principal amount of the Series A Notes shall become due and payable on October 1, 2000.

     (b) Series B Notes.  On November 15 in each year, commencing November 15,
         --------------
  1997 and ending November 15, 1999, both inclusive, the Company will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series B Notes an amount equal to the lesser of (i) $2,240,000 and (ii) the principal amount of the Series B Notes then outstanding.

BEI Technologies, Inc.                                      Assumption Agreement

  The entire remaining principal amount of the Series B Notes shall become due and payable on November 15, 2000.

No premium shall be payable in connection with any required prepayment made pursuant to this (S)2.1. For purposes of this (S)2.1, any prepayment of less than all of the outstanding Notes of any Series pursuant to (S)2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid at the maturity of such Series, and then to the remaining scheduled principal payments on the Notes of such Series in inverse chronological order.

     In the event of any purchase or other acquisition by the Company or Electronics or by any Subsidiary or Affiliate of the Company or Electronics of less than all of the Notes of either Series, the amount of the payments required at maturity and each prepayment required to be made pursuant to this (S)2.1 on the Notes of such Series shall be reduced in the proportion that the principal amount of such purchase or other acquisition bears to the unpaid principal amount of the Notes of such Series immediately prior to such purchase or other acquisition (after giving effect to any prepayment of the Notes of such Series made pursuant to this (S)2.1 on the date of such purchase or other acquisition).

  Section 2.2.  Optional Prepayment with Premium. In addition to the payments
  ----------------------------------------------
required by (S)2.1, upon compliance with (S)2.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of three business days prior to the date of such prepayment pursuant to this
(S)2.2.

  Section 2.3.  Notice of Optional Prepayments. The Company will give notice of
  --------------------------------------------
any prepayment of the Notes pursuant to (S)2.2 to each Holder not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the Holder's Notes to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

  Section 2.4. Application of Prepayments. All partial prepayments of the Notes
  ---------------------------------------
of either Series pursuant to (S)2.1 shall be allocated among all of the Notes of such Series in accordance with the unpaid principal amounts thereof, and all partial prepayments pursuant

BEI Technologies, Inc.                                      Assumption Agreement

to (S)2.2 shall be applied on all outstanding Notes of both Series ratably in accordance with the unpaid principal amounts thereof.

  Section 2.5.  Direct Payment.  Notwithstanding anything to the contrary
  ----------------------------
contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this (S)2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and Make-Whole Amount, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available Federal funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

SECTION 3. REPRESENTATIONS.

  Section 3.1. Representations of the Company. The Company represents and
  -------------------------------------------
warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

  Section 3.2. Representations of the Purchasers. Each Purchaser (i) represents
  ----------------------------------------------
that it is an insurance company regulated as an insurer under the laws of a jurisdiction within the United States of America, (ii) represents and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes and (iii) acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities law, and may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption from such registration; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control. Such Purchaser further represents that the Original Notes to be surrendered by it for cancellation are held in, and the Notes being acquired by it are being acquired for, an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile. As used in this (S)3.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

BEI Technologies, Inc.                                      Assumption Agreement

SECTION 4. CLOSING CONDITIONS.

  Section 4.1. Conditions. The obligation of each Purchaser to acquire the Notes
  -----------------------
on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

       (a) Closing Certificates.  Such Purchaser shall have received
           --------------------

       (1) a certificate dated the Closing Date, signed by the President or a Vice President of Technologies, the truth and accuracy of which shall be a condition to such Purchaser's obligation to acquire the Notes proposed to be delivered to such Purchaser on the Closing Date, to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, (iii) no Default or Event of Default has occurred and is continuing and (iv) the Spin-off has been consummated; and

       (2) a certificate dated the Closing Date, signed by the President or a Vice President of Electronics, the truth and accuracy of which shall be a condition to such Purchaser's obligation to acquire the Notes to be delivered to such Purchaser on the Closing Date, to the effect that (i) neither the Preliminary Registration Statement nor any other written statement furnished by Electronics to such Purchaser in connection with the negotiation of the issuance of the Notes contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading, (ii) there are no proceedings pending or, to the knowledge of Electronics, threatened in any court or before any governmental authority or arbitration board or tribunal, which challenge the Spin-off or the other transactions contemplated by this Agreement, and (iii) neither Electronics, directly or indirectly, nor any agent on its behalf, has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from, or has otherwise approached or negotiated or will approach or negotiate in respect to the Notes or any similar Security with any Person other than the Purchasers, and further undertaking that neither Electronics, directly or indirectly, nor any agent on its behalf, has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

       (b) Legal Opinions.  On the Closing Date, such Purchaser shall have
           --------------
received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, and from Cooley Godward LLP, counsel to the Company, their respective

BEI Technologies, Inc.                                      Assumption Agreement

opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits C and D, respectively, hereto.

       (c) Payment of Counsel Fees.  The Company shall have paid all reasonable
           -----------------------
  fees and expenses of special counsel to the Purchaser to the extent that such fees and expenses are known as of the Closing Date and are reflected in appropriate bills or invoices delivered by such special counsel.

       (d) Related Transactions.  On the Closing Date the Company shall have
           --------------------
  consummated the delivery of the entire principal amount of the Notes scheduled to be delivered on the Closing Date pursuant to this Agreement to the other Purchasers.

       (e) Interest on Original Notes.  Electronics shall have paid all accrued
           --------------------------
  and unpaid interest on the Original Notes to and including the Closing Date.

      (f) Satisfactory Proceedings.  All proceedings taken in connection with
          ------------------------
  the transactions contemplated by this Agreement on the Closing Date, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

  Section 4.2.  Waiver of Conditions.  If on the Closing Date the
  ----------------------------------
Company fails to tender to any Purchaser the Notes to be issued to such Purchaser on such date or if the conditions specified in (S)4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in (S)4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this (S)4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

SECTION 5.    COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

  Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in
  -------------------------------------
full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that
                                                         --------  -------
the foregoing shall not prevent any transaction permitted by (S)5.13.

  Section 5.2. Insurance.  The Company will maintain, and will cause each
  ----------------------
Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating by A. M. Best Company, Inc. ("Best") of A:XII or higher at the time of issuance of any such policy and in such forms and amounts and against such risks as are

BEI Technologies, Inc.                                      Assumption Agreement

customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, however, that if during the term of any such insurance policy, the rating accorded the insurer shall be less than A:XII, the Company, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), will obtain such insurance policy from an insurer accorded such a rating; provided
                                                                     --------
further, however, that (i) the Company's directors' and officers' liability
-------  -------
insurance may be maintained with a syndicate of Lloyds of London, plc and (ii) the Company's aircraft products liability insurance may be maintained with a consortium of insurers so long as each member of such consortium is accorded a rating by Best of A or higher at the time of issuance or renewal of any such policy.

  Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The
  ------------------------------------------------------------------------
Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided, however,
                                                           --------  -------
that the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under (S)5.9.

  Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep,
  -----------------------------
and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

  Section 5.5.  Nature of Business.  Neither the Company nor any
  --------------------------------
Restricted Subsidiary will engage in any business (other than any activities which are ancillary, incidental or necessary to the business engaged in by the Company and its Restricted Subsidiaries on the date of the Spin-off) if, as a result, the general nature of the business, taken on a

BEI Technologies, Inc.                                      Assumption Agreement

consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of the Spin-off.

  Section 5.6. Consolidated Adjusted Tangible Net Worth. The Company will at all
  -----------------------------------------------------
times keep and maintain a Consolidated Adjusted Tangible Net Worth at an amount not less than the Benchmark Amount for the fiscal quarter of the Company beginning September 28, 1997, and for each fiscal quarter thereafter, the greater of (i) the Benchmark Amount and (ii) the sum of (x) the amount required to be maintained during the immediately preceding fiscal quarter of the Company,
(y) an amount equal to 75% of Consolidated Net Income for such preceding fiscal quarter, and (z) the amount by which the aggregate net cash proceeds to the Company from the issue or sale of shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock after September 27, 1997 exceeds $5,000,000. "Benchmark Amount" means an amount equal to 90% of the Consolidated Adjusted Tangible Net Worth of the businesses to comprise the Company, determined as at September 27, 1997, as if the Spin-off had occurred on that date.

  Section 5.7.  Limitations on  Total Debt.
  ----------------------------------------

       (a) The Company will not at any time during any period set forth below permit Total Debt of the Company and its Restricted Subsidiaries to exceed the percentage of Total Capitalization set forth below opposite such period:

               PERIOD                                        PERCENTAGE

Fiscal year ending October 3, 1998                               57%

Fiscal year ending October 2, 1999                               53%

Fiscal year ending September 30,                                 52%
 2000 and thereafter

       (b) The Company will not permit any Restricted Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

           (1) Current Debt and Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the Closing Date (after giving effect to the Spin-off) and reflected in Section 5.7(b)(1) of the Disclosure Letter;

           (2) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary; and

           (3) Additional Current Debt or Funded Debt of Restricted Subsidiaries; provided, however, that at the time of issuance thereof and
                --------  -------
  after giving effect thereto

BEI Technologies, Inc.                                      Assumption Agreement

  and to the application of the proceeds thereof, Priority Obligations will not exceed 15% of Consolidated Adjusted Tangible Net Worth.

        (c) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this (S)5.7 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Current Debt and Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

  Section 5.8. Fixed Charges Coverage Ratio. The Company will keep and maintain
  -----------------------------------------
the ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters at not less than 2.0 to 1.0.

  Section 5.9. Limitation on Liens. The Company will not, and will not permit
  --------------------------------
any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

       (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by (S)5.3;

       (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

       (c) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

       (d) Liens relating to advance or progress payments under United States Government contracts, provided that any such Lien encumbers only the inventory
                        --------
  purchased with such advance or progress payments.

       (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar

BEI Technologies, Inc.                                      Assumption Agreement

  purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

       (f) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

       (g) Liens existing as of the Closing Date (after giving effect to the Spin-off) and reflected in Section 5.9(g) of the Disclosure Letter;

       (h) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in (S)5.7;

        (i) any extension, renewal or replacement of any Lien permitted by the preceding clauses (g) and (h) hereof in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby, provided that (x) such Lien
                                                 --------
  shall attach solely to the same such property, and (y) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding; and

       (j) Liens incurred after the Closing Date in addition to the Liens permitted by the preceding clauses (a) through (i) hereof, provided that,
                                                             --------
  after giving effect to the incurrence of the Indebtedness secured by such Liens and to the application of the proceeds thereof, (i) Priority Obligations will not exceed 15% of Consolidated Adjusted Tangible Net Worth and (ii) Priority Obligations secured by Liens granted by the Company and its Restricted Subsidiaries will not exceed 5% of Consolidated Adjusted Tangible Net Worth.

BEI Technologies, Inc.                                      Assumption Agreement

  Section 5.10.  Limitation on Sale and Leasebacks. The Company will not, and
  ------------------------------------------------
will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same property.

  Section 5.11. Restricted Payments. The Company will not except as hereinafter
  ---------------------------------
provided:

       (a) declare any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

       (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock);

       (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

       (d) make, or permit any Restricted Subsidiary to make, any Restricted Investment; or

       (e) permit any Restricted Subsidiary to declare any dividends, either in cash or property, on any shares of the capital stock of such Restricted Subsidiary (except for dividends which are payable solely to the Company or to the Company and one or more Wholly-owned Restricted Subsidiaries);

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions and such Restricted Investments being herein collectively called "Restricted Payments"), if after giving effect thereto any Event of Default shall have occurred and be continuing or the sum of the aggregate amount of Restricted Payments made during the period from and after September 28, 1997 to and including the date of the making of the Restricted Payment in question would exceed the sum of (i) $1,500,000 plus (ii) 50% of Consolidated Net Income (less 100% thereof in case of a deficit) for each fiscal year commencing after September 27, 1997, plus (iii) the aggregate net cash proceeds received by the Company from the sale of its capital stock or warrants, rights or options to purchase or acquire any shares of its capital stock during said period, plus (iv) the aggregate net proceeds received during such period from the sale of any Restricted Investments made during such period up to but not exceeding the original cost thereof.

BEI Technologies, Inc.                                      Assumption Agreement

     The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

     For the purposes of this (S)5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

  Section 5.12. Investments. The Company will not, and will not permit any
  -------------------------
Restricted Subsidiary to, make any Investments, other than:

       (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

       (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of A-2 or better by Standard & Poor's Corporation or a rating of P2 or better by Moody's Investors Service, Inc.;

       (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

       (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated A or better by Standard & Poor's Corporation or A2 or better by Moody's Investors Service, Inc.;

        (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

        (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

       (g) Investments in shares of capital stock or securities acquired in satisfaction or enforcement of any Indebtedness or Liens, in either case, created in the ordinary course of business;

       (h) Investments as set forth in Section 5.12(h) of the Disclosure Letter;

BEI Technologies, Inc.                                      Assumption Agreement

       (i) Investments constituting deposits with vendors representing advance payments made in the ordinary course of business; and

       (j) Restricted Investments made within the limitations of (S)5.11.

     In valuing any Investments for the purpose of applying the limitations set forth in (S)5.11 or this (S)5.12, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

     For purposes of this (S)5.12, at any time when a corporation becomes a Restricted Subsidiary by designation or otherwise, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

  Section 5.13. Mergers, Consolidations and Sales of Assets. (a) The Company
  ---------------------------------------------------------
will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this (S)5.13) of the assets of the Company and its Restricted Subsidiaries; provided, however, that:
--------  -------

        (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

        (2) the Company may consolidate or merge with any other corporation if
  (i) either (x) the Company shall be the surviving or continuing corporation or
  (y) the surviving or continuing corporation shall (A) be a corporation incorporated and existing under the laws of any state of the United States,
  (B) have substantially all of its assets and conduct substantially all of its business within the United States, and (C) expressly assume, by written agreement delivered to each holder of the Notes and satisfactory in form and substance to the Holders of a majority in principal amount of the Notes, all of the obligations of the Company under this Agreement, and (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing; and

        (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary.

  (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this (S)5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except (i) the sale of

BEI Technologies, Inc.                                      Assumption Agreement

stock described in Section 5.13(b) and Section B-1 of the Disclosure Letter,
(ii) for the purpose of qualifying directors, or (iii) in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

       (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

          (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

          (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, for a cash consideration or other consideration which shall be treated as a Restricted Investment and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

          (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

          (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

     (d) As used in this (S)5.13, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 10% of consolidated assets, determined as of the end of the immediately preceding fiscal year. For purposes of making any determination of "substantial part", the net proceeds of a sale, lease or other disposition of assets (in an amount not exceeding the book value of such assets) shall be excluded from any computation thereof to the extent that the net proceeds of such sale, lease or other disposition, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition,

BEI Technologies, Inc.                                      Assumption Agreement

exceed 10% of consolidated assets, determined as of the end of the immediately preceding fiscal year, are deposited within 90 days after such sale, lease or other disposition in an account which is segregated from all other accounts and funds of the Company and identified as holding such proceeds, provided that such proceeds are applied within one year after such sale, lease or other disposition to either (i) purchase a business enterprise, a line of business or fixed or capital assets useful and intended to be used in the business of the Company or a Restricted Subsidiary, or (ii) prepay the Notes in accordance with (S)2.2.

       (e) The Company will not, and will not permit any Restricted Subsidiary to, sell any bills, notes, accounts receivable, installment notes, credit claims, chooses in action or securities from time to time owned by the Company or any Restricted Subsidiary for less than face value or in any manner or on any terms whereby there may be imposed upon the Company or any Restricted Subsidiary any liability by way of endorsement, guaranty or agreement to repurchase, or any direct or indirect liability on any contractual or other obligation of others.

  Section 5.14. Guaranties. The Company will not, and will not permit any
  ------------------------
Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which either (a) are limited in amount to a stated maximum dollar exposure or (b) constitute Guaranties of obligations incurred by any Restricted Subsidiary, in either case, in compliance with the provisions of this Agreement.

  Section 5.15. Repurchase of Notes. Neither the Company nor any Restricted
  ---------------------------------
Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate (or upon the agreement of the Company, any Restricted Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, (S)6.3, (S)6.4 and (S)7.1.

  Section 5.16.  Transactions with Affiliates. Except as set forth in the
  -------------------------------------------
Preliminary Registration Statement and in Section 5.16 of the Disclosure Letter, the Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

BEI Technologies, Inc.                                      Assumption Agreement

  Section 5.17.  Termination of Pension Plans.  The Company will not and
  -------------------------------------------
will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

  Section 5.18.  Reports and Rights of Inspection.  The Company will keep,
  ----------------------------------------------
and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this (S)5.18 and concurred in by the independent public accountants referred to in (S)5.18(b) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

       (a) Quarterly Statements.  As soon as available and in any event within
           --------------------
60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

          (2) consolidated and consolidating statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

          (3) consolidated and consolidating statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

       (b) Annual Statements.  As soon as available and in any event within 120
           -----------------
days after the close of each fiscal year of the Company, copies of:

          (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

BEI Technologies, Inc.                                      Assumption Agreement

          (2) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

       (c) Management Letters  Promptly upon receipt thereof, a copy of the
           ------------------
management letter submitted to the audit committee of the board of directors of the Company by independent certified public accountants in connection with each annual audit of the financial statements of the Company and its Restricted Subsidiaries made by such accountants;

       (d) SEC and Other Reports.  Promptly upon their becoming available, one
           ---------------------
copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a named party, issued by the United States Government Accounting Office or by any court or tribunal of any other governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

       (e) ERISA Reports.  Promptly upon the occurrence thereof, written notice
           -------------
of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

       (f) Officer's Certificates.  Within the periods provided in paragraphs
           ----------------------
(a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the

BEI Technologies, Inc.                                      Assumption Agreement

information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of (S)5.6 through (S)5.16 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

       (g) Accountant's Certificates.  Within the period provided in paragraph
           -------------------------
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

       (h) Unrestricted Subsidiaries.  Within the respective periods provided in
           -------------------------
paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

       (i) Requested Information.  With reasonable promptness, such other data
           ---------------------
and information as any Institutional Holder may reasonably request and the Company may provide to such Holder without any violation of law, governmental rule or regulation, or any contractual obligation entered into in the ordinary course of business; provided, however, that each Holder, by its acceptance of a
                    -----------------
Note, agrees that with respect to any data and information obtained by such Holder pursuant to this Agreement which has theretofore been designated as confidential to such Holder in writing by the Company (which shall in no event include information contained in any Form 10-K, Form 10-Q or Form 8-K or other publicly filed documents), such Holder will use its reasonable efforts (consistent with its established policies) to reasonably maintain the confidential nature of the data and information therein contained; provided
                                                                   --------
further, however, that anything herein contained to the contrary
----------------
notwithstanding, such Holder may, to the extent necessary, disclose or disseminate such data and information to: (i) its employees, agents, attorneys, and accountants who would ordinarily have access to such data and information in the normal course of the performance of their duties; (ii) such third parties as it may, in its reasonable discretion, deem reasonably necessary or desirable in connection with or in response to (x) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory authority request or request, or (y) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (A) by or under authority of any court, tribunal, arbitration board of any governmental or

BEI Technologies, Inc.                                      Assumption Agreement

    industry agency, commission, authority, board or similar entity or (B) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity;
    (iii) any prospective purchaser, securities broker or dealer or investment banker in connection with the resale or proposed resale by such Holder of any portion of the Notes bound by a like obligation of confidentiality; (iv) any Person holding debt Securities of such Holder who shall have requested to inspect such information subject to the provisions of this paragraph (i);
    (v) the National Association of Insurance Commissioners; and (vi) any entity utilizing such information to rate or classify such Holder's debt or equity Securities or to report to the public concerning the industry of which such Holder is a part; and, provided still further, that such Holder shall not
                           ----------------------
    be liable to the Company or any other Person for damages for any failure by such Holder, despite such Holder's reasonable efforts so to do, to comply with the provisions of this paragraph (i).

Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary not requiring any level of official United States Government security clearance, to examine all of their books of account, records and reports, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and upon reasonable notice and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any such Institutional Holder for expenses which any such Institutional Holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Institutional Holder for all such expenses promptly upon demand.

  Section 5.19.  Certain Changes in Accounting Principles.  In the
  -------------------------------------------------------
event a change after the date of this Agreement in (i) GAAP or (ii) any regulation issued by the Securities and Exchange Commission (either such event being referred to herein as an "Accounting Change"), which results in a material change in the calculations of any financial covenant contained in (S)5 (the "Affected Computation") in such a manner and to such an extent that, in the good faith judgment of the Chief Financial Officer of the Company or the Holder or Holders of not less than 50% of the unpaid principal amount of the Notes, as evidenced by notice in writing from such Holder or Holders to the Company (collectively, the "Holder Notice"), the application of the Accounting Change to the Affected Computation would no longer reflect the intention of the parties to the Agreements, then and in any such event:

       (a) the Company shall give written notice of such determination to the Holders promptly after making such determination or receiving a Holder Notice, which notice shall be accompanied by a copy of such Holder Notice or an officer's

BEI Technologies, Inc.                                      Assumption Agreement

  certificate signed by the President, the Treasurer or any Vice President of the Company:

           (i) describing the Accounting Change in question and the particular covenant or covenants which will be affected by such Accounting Change;

           (ii) setting forth in reasonable detail (including detailed calculations) the manner and extent to which the covenant or covenants listed in the officer's certificate are affected by such Accounting Change; and

           (iii) setting forth in reasonable detail (including detailed calculations) the information required in order to establish that the Company would be in compliance with the requirements of the covenant or covenants listed in the officer's certificate if such Accounting Change was not effective.

       (b) each Holder will enter into good faith negotiations with the Company for an equitable amendment of such covenant or covenants pursuant to (S)7 so as to place the parties, insofar as possible, in the same relative position as if such Accounting Change had not occurred; and

       (c) for the period from the date on which such Accounting Change becomes effective (the "Effective Date") to the effective date of an amendment to this Agreement pursuant to (S)7, the Company shall be deemed to be in compliance with the covenant or covenants listed in the officer's certificate if and so long as the Company would be in compliance with such covenant or covenants if such Accounting Change had not occurred, and if no amendment to this Agreement has become effective within 90 days after the Effective Date of such Accounting Change, then all accounting computations required to be made for purposes of this Agreement thereafter shall be done in accordance with GAAP as in effect immediately prior to that Effective Date.

  Section 5.20. Fiscal Year. The Company shall not change its fiscal year
  -------------------------
without the prior, written consent of the Holders.

SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

  Section 6.1. Events of Default. Any one or more of the following shall
  ------------------------------
constitute an "Event of Default" as such term is used herein:

       (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five business days; or

       (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in (S)2.1; or

BEI Technologies, Inc.                                      Assumption Agreement

       (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

       (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than the Notes) of the Company or any Restricted Subsidiary having an aggregate unpaid principal amount exceeding $500,000, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

       (e) Default or the happening of any event shall have occurred and be continuing under one or more indentures, agreements or other instruments under which Funded Debt or Current Debt of the Company or any Restricted Subsidiary in an aggregate unpaid principal amount exceeding $500,000 is outstanding (for purposes of this (S)6.1(e) any undrawn amounts under a revolving credit or other bank facility shall be deemed to be outstanding), and such default or event shall continue, without having been effectively waived by the requisite holders of such Funded Debt or Current Debt, for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Company or any Restricted Subsidiary in an aggregate amount exceeding $500,000 outstanding under all such indentures, agreements or other instruments, regardless of whether such default or event continues after such period of time passes or whether such acceleration occurs; or

       (f) Default shall occur in the observance or performance of any covenant or agreement contained in (S)5.6 through (S)5.13; or

       (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

       (h) Any representation or warranty made by Technologies herein, or made by Electronics or Technologies in any statement or certificate furnished by Electronics or Technologies in connection with the consummation of the issuance an d delivery of the Notes or furnished by Technologies pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

       (i) Final judgment or judgments for the payment of money aggregating in excess of $2,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

BEI Technologies, Inc.                                      Assumption Agreement

       (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

       (k) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

       (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 90 days after such institution.

  Section 6.2. Notice to Holders. When any Event of Default described in the
  ------------------------------
foregoing (S)6.1 has occurred, or if any Holder or the holder of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all Holders.

  Section 6.3. Acceleration of Maturities. When any Event of Default described
  ---------------------------------------
in paragraph (a), (b) or (c) of (S)6.1 has happened and is continuing, any Holder may by notice to the Company, declare the entire principal and all accrued interest on the Notes held by such Holder to be, and all such Notes shall thereupon become, forthwith due and payable, without any presentation, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (j), inclusive, of said (S)6.1 has happened and is continuing, the Holder or Holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) or (l) of (S)6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of a Holder nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to each Holder all costs and expenses incurred by it in the collection of any Notes upon any default hereunder or thereon, including

BEI Technologies, Inc.                                      Assumption Agreement

reasonable compensation to such Holder's attorneys for all services rendered in connection therewith.

  Section 6.4. Rescission of Acceleration. The provisions of (S)6.3 are subject
  ---------------------------------------
to the condition that (i) in the case of an acceleration pursuant to the first sentence of (S)6.3, such Holder may, by written notice filed with the Company, rescind and annul such declaration and the consequence thereof and (ii) in the case of an acceleration pursuant to the second sentence of (S)6.3, Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, in either case provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under (S)6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to (S)7.1;

and provided further, that no such rescission and annulment shall extend to or
    ----------------
affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

  Section 7.1.  Consent Required.  Any term, covenant, agreement or
  ------------------------------
condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent
                                       --------
of all of the Holders, no such amendment or waiver shall be effective (i) which will change the time or priority of payment (including any prepayment required by (S)2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this (S)7 or (S)6.

  Section 7.2.  Solicitation of Holders.  So long as there are any
  -------------------------------------
Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied

BEI Technologies, Inc.                                      Assumption Agreement

by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.

  Section 7.3.  Effect of Amendment or Waiver.  Any such amendment or waiver
  -------------------------------------------
shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

  Section 8.1. Definitions. Unless the context otherwise requires, the terms
  ------------------------
hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Acquired Technology" of any Person shall mean as of the date of any determination thereof, the book value of technology acquired under license agreement (less amortization) as shown on the most recent consolidated balance sheet of such Person.

     "Adjusted Intangible Assets" shall mean, as of the date of any determination thereof, all amounts included in "Other Non Current Assets" on the consolidated financial statements of the Company and its Restricted Subsidiaries, including all goodwill, patents, trademarks and tradenames but excluding Acquired Technology, land and buildings held for expansion, investments in stock of other companies, long-term deposits and any other tangible assets.

     "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreement" shall mean this Assumption Agreement.

     "Benchmark Amount" is defined in (S)5.6.

BEI Technologies, Inc.                                      Assumption Agreement

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Closing Date" shall have the meaning set forth in (S)1.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean BEI Technologies, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of BEI Technologies, Inc.

     "Consolidated Adjusted Tangible Net Worth" shall mean, as of the date of any determination thereof, the stockholders' equity of the Company and its Restricted Subsidiaries determined on a consolidated basis less all Adjusted Intangible Assets plus the lesser of (i) the aggregate amount of Adjusted Intangible Assets acquired by the Company and its Subsidiaries after September 27, 1997 and (ii) $2,000,000.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" shall mean the net income of the Company and its Restricted Subsidiaries before extraordinary items determined on a consolidated basis in accordance with GAAP.

     "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Disclosure Letter" shall mean the disclosure letter dated September __, 1997, delivered by Electronics and Technologies to each of the Purchasers.

     "Electronics" shall mean BEI Electronics, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of BEI Electronics, Inc.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations

BEI Technologies, Inc.                                      Assumption Agreement

thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in (S)6.1.

     "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals under Long-Term Leases (other than Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and
(ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries. The determination of Fixed Charges for any period commencing prior to the date of the Spin-off shall be made on a pro forma basis for the businesses to comprise the Company as if the Spin-off had occurred on the last day prior to the commencement of such period.

     "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

     "GAAP" shall mean generally accepted accounting principles at the time in the United States.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any

BEI Technologies, Inc.                                      Assumption Agreement

Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Holder" shall mean any Person which is, at the time of reference, the registered holder of any Note.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets (excluding any obligation with respect to covenants not to compete to the extent that such obligations are not reflected as debt on the balance sheet of the Company and its Restricted Subsidiaries or considered debt for income tax purposes), (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

     "Institutional Holder" shall mean any Holder which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

     "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

     "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock,

BEI Technologies, Inc.                                      Assumption Agreement

stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having a remaining term at the date of determination, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes of any Series the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by (S)2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes of such Series being prepaid. If the Reinvestment Rate is equal to or higher than 7.23%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

        "Reinvestment Rate" shall mean .50%, plus the Treasury Rate.

        "Treasury Rate" shall mean the yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (with maturities equal to the remaining Weighted Average Life to Maturity (rounded to the nearest month) of the principal being prepaid (taking into account the application of such prepayment or payment required by (S)2.1 as of the date of the proposed prepayment of the Notes), as set forth on page "USD" of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 10:00 a.m. (New York time) three business days immediately preceding the prepayment date or as of the business day of acceleration. In the event that no such nationally recognized trading screen reporting on-line trading in U.S. Treasury fixed interest rate securities is available, "Treasury Rate" shall mean the arithmetic mean of the yields published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity corresponding to the remaining Weighted Average Life to Maturity (rounded to the nearest month) of the principal being prepaid taking into account the application of such prepayment required by (S)2.1. If no maturity exactly corresponds to such rounded Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

BEI Technologies, Inc.                                      Assumption Agreement

  For the purposes of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

        "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of (S)2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

     "Material Adverse Effect" shall mean any material and adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, (iii) Fixed Charges of the Company and its Restricted Subsidiaries during such period and (iv) amortization as reported in the published financial statements prepared using GAAP. The determination of Net Income Available for Fixed Charges for any period commencing prior to the date of the Spin-off shall be made on a pro forma basis for the businesses to
                                   ---------
comprise the Company as if the Spin-off had occurred on the last day prior to the commencement of such period.

     "Note Agreement" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     "Original Note Agreement" shall have the meaning set forth in the introductory paragraphs of this Agreement.

BEI Technologies, Inc.                                      Assumption Agreement

     "Original Notes" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     "Original Series A Notes" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     "Original Series B Notes" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Preliminary Registration Statement" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     "Priority Obligations" shall mean the aggregate principal amount of (i) all Indebtedness secured by Liens on property of the Company or any Restricted Subsidiary other than Liens permitted by paragraphs (a) through (i) of (S)5.9 and (ii) all Current Debt or Funded Debt of Restricted Subsidiaries other than Indebtedness permitted by clauses (1) and (2) of (S)5.7(b).

     "Purchasers" shall have the meaning set forth in (S)1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Restricted Investment" shall mean all Investments other than Investments described in clauses (a) through (i) of (S)5.12.

BEI Technologies, Inc.                                      Assumption Agreement

     "Restricted Subsidiary" shall mean any Subsidiary which is designated as a Restricted Subsidiary on Annex A to Exhibit B hereto or any newly created or acquired Subsidiary (i) which is organized under the laws of the United States or any State thereof, and (ii) which conducts substantially all of its business and has substantially all of its assets within the United States and (iii) which is designated by the Company as a Restricted Subsidiary.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Spin-off" shall have the meaning set forth in the introductory paragraphs of this Agreement.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation, association or partnership of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Technologies" shall mean BEI Technologies, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of BEI Technologies, Inc.

     "Total Capitalization" shall mean the sum of Consolidated Adjusted Tangible Net Worth and Total Debt.

     "Total Debt" of the Company shall mean as of the date of any determination thereof the sum of all Current Debt of the Company and its Restricted Subsidiaries and all Consolidated Funded Debt as of such date determined on a consolidated basis eliminating intercompany items.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "Voting Stock" shall mean Securities of any class or classes, the Holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

  Section 8.2.  Accounting Principles.  Where the character or amount of
  -----------------------------------
any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the

BEI Technologies, Inc.                                      Assumption Agreement

same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

  Section 8.3.  Directly or Indirectly.  Where any provision in this Agreement
  ------------------------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9. MISCELLANEOUS.

  Section 9.1.  Registered Notes.  The Company shall cause to be kept at its
  ------------------------------
principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

     At any time and from time to time any Holder which has been duly registered as hereinabove provided may transfer its Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or its attorney duly authorized in writing.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

  Section 9.2.  Exchange of Notes.  At any time and from time to time, upon
  -------------------------------
not less than ten days' notice to that effect given by the Holder of any Notes initially delivered or of any Notes substituted therefor pursuant to (S)9.1, this (S)9.2 or (S)9.3, and, upon surrender of such Notes at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, Notes (a) of the same Series as the Notes so tendered for exchange and (b) for the same principal amount as the then unpaid principal amount of each of the Notes so surrendered or Notes in the denomination of not less than 5% of the unpaid principal amount of the outstanding Notes or any amount in excess thereof as such Holder shall specify. Each Holder agrees that in the event it shall make any transfer of Notes, such Holder shall transfer a ratable portion of the Series A Notes held by such Holder and Series B Notes held by such Holder. Each exchanged Note will be dated as of the date to which interest has been paid on the Notes so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. For purposes of this (S)9.2, (x) any affiliated Holder or Holders or (y) any Holder or Holders who acquire Notes pursuant to an advisory agreement with a single advisor who has discretion to act on behalf of such Holder or Holders shall, in each case (x) and (y), be treated as a single Holder.

BEI Technologies, Inc.                                      Assumption Agreement

  Section 9.3.  Loss, Theft, Etc. of Notes.  Upon receipt of evidence
  ----------------------------------------
satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

  Section 9.4.  Expenses, Stamp Tax Indemnity.  Whether or not the transactions
  -------------------------------------------
herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. The Company agrees, to the extent permitted by applicable law, to pay and indemnify each Holder against any reasonable costs and expenses, including attorneys' fees and disbursements, incurred by such Holder in evaluating (in connection with any investigation, litigation or other proceeding involving the Company (including, without limitation, any threatened investigation or proceeding) relating to this Agreement or the Notes) and enforcing any rights or remedies under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Holder's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. Without limiting the foregoing, to the extent permitted by applicable law, the Company also will pay the reasonable fees, expenses and disbursements of an investment bank or other firm acting as financial adviser to the Holders of the Notes following the occurrence and during the continuance of a Default or an Event of Default or in connection with any such amendment or waiver proposed in connection with any potential Default or Event of Default or any workout, restructuring or similar negotiations relating to the Notes.

BEI Technologies, Inc.                                      Assumption Agreement

The obligations of the Company under this (S)9.4 shall survive the transfer of any Note or portion thereof or interest therein by any Holder and the payment of any Note.

  Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or
  --------------------------------------------------------------
failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

  Section 9.6.  Notices. All communications provided for hereunder shall be in
  ---------------------
writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only
-----------------
be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

  Section 9.7. Successors and Assigns. This Agreement shall be binding upon the
  -----------------------------------
Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder or Holders.

  Section 9.8.  Survival of Covenants and Representations. All covenants,
  -------------------------------------------------------
representations and warranties made by Technologies herein and by Electronics and Technologies in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

  Section 9.9. Severability. Should any part of this Agreement for any reason be
  -------------------------
declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

  Section 9.10. Governing Law. This Agreement and the Notes issued and sold
  ---------------------------
hereunder shall be governed by and construed in accordance with Illinois law.

BEI Technologies, Inc.                                      Assumption Agreement

  Section 9.11.  Captions.  The descriptive headings of the various
  -----------------------
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

BEI Technologies, Inc.                                      Assumption Agreement


     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Dated as of September 15, 1997.
                                      BEI TECHNOLOGIES, INC.



                                      By________________________________________
                                         Its Senior Vice President and Chief
                                         Financial Officer


                                      By_______________________________________
                                         Its Treasurer, Secretary and Controller


BEI TECHNOLOGIES, INC.
One Post Street - Suite 2500
San Francisco, California  94104
Attention:  Chief Financial Officer

BEI Technologies, Inc.                                      Assumption Agreement


Accepted as of September 15, 1997:

                                      PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                      By________________________________________
                                         Its



                                      By________________________________________
                                         Its


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, Iowa  50392-0800
Attention:  Investment Department - Securities Division
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  With respect to the Series A Notes:

  ABA #073000228
  Norwest Bank Iowa, N.A.
  7th and Walnut Streets
  Des Moines, Iowa  50309
  For credit to Principal Mutual Life Insurance Company
  Account No. 014752
  OBI PFGSE(S)24800()[BEI Technologies, Inc. 7.23% Series A Senior Notes due October 1, 2000]

  With respect to the Series B Notes:

  ABA #073000228
  Norwest Bank Iowa, N.A.
  7th and Walnut Streets
  Des Moines, Iowa  50309
  For credit to Principal Mutual Life Insurance Company
  Account No. 014752
  OBI PFGSE(S)24801()

BEI Technologies, Inc.                                      Assumption Agreement

  In each case with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices

All notices with respect to payments to:

    Principal Mutual Life Insurance Company
    711 High Street
    Des Moines, Iowa  50392-0960
    Attention:  Investment-Accounting & Treasury-Securities
    Telefacsimile:  (515) 248-2643
    Confirmation:  (515) 248-9610

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Tax Identification No.:  42-0127290

BEI Technologies, Inc.                                      Assumption Agreement

Accepted as of September 15, 1997:

                                         BERKSHIRE LIFE INSURANCE COMPANY



                                         By___________________________________
                                            Its

BERKSHIRE LIFE INSURANCE COMPANY
700 South Street
Pittsfield, Massachusetts  01201
Attention:  Securities Department
Telefacsimile:  (413) 443-9397
Telephone:  (413) 499-4321

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "BEI Technologies, Inc., 7.23% Series A Senior Notes due October 1, 2000, PPN 05538P A*5 or 7.23% Series B Senior Notes due November 15, 2000, PPN 05538P A@3, as the case may be, principal or interest") to:

         The Chase Manhattan Bank, N.A. (ABA #021000021)
         One Chase Manhattan Plaza
         New York, New York 10081

         for credit to:  Berkshire Life Insurance Company
         Account Number 002-4-020877

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1083480

BEI Technologies, Inc.                                      Assumption Agreement


Accepted as of September 15, 1997:

                                            TMG LIFE INSURANCE COMPANY

                                            By: THE MUTUAL GROUP, its Agent



                                                By______________________________
                                                   Name:
                                                   Title:


                                                By______________________________
                                                   Name:
                                                   Title:
TMG LIFE INSURANCE COMPANY
401 North Executive Drive
Brookfield, Wisconsin  53008-0980

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "BEI Technologies, Inc., 7.23% Series A Senior Notes due October 1, 2000, PPN 05538P A*5 or 7.23% Series B Senior Notes due November 15, 2000, PPN 05538P A@3, as the case may be, principal, premium or interest") to:

        Federal Reserve Bank Minneapolis
        Norwest Bank MN/Trust (ABA #091000019)

        Credit Account Number:  08-40-245
        For credit to:  TMG Life Universal
        Account Number 12250600
        Contact:  Michael Eiynck

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

BEI Technologies, Inc.                                      Assumption Agreement


      Lisa Harris
      The Mutual Group (U.S.)
      401 North Executive Drive
      Brookfield, Wisconsin 53008-0980
      Telephone Number:  (414) 797-2305
      Facsimile Number:  (414) 797-2318

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  45-0208990


                                           PRINCIPAL AMOUNT OF
                                           NOTES TO BE ACQUIRED
      NAMES AND ADDRESSES               --------------------------
         OF PURCHASERS                   SERIES A        SERIES B
      -------------------               -----------     ----------
Principal Mutual Life Insurance
  Company                               $12,000,000     $8,000,000

Berkshire Life Insurance Company        $   960,000     $  640,000

The Mutual Group                        $   480,000     $  320,000
                                        -----------     ----------
      Total                             $13,440,000     $8,960,000
                                        ===========     ==========


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION.

                            BEI TECHNOLOGIES, INC.
                          7.23% Series A Senior Note
                              Due October 1, 2000

                               PPN: 05538P A/*/5
No. AR-

$_________________                                         $____________, 19__


               BEI Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                       on the first day of October, 2000
                            the principal amount of


                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.23% per annum from the date hereof until maturity, payable semiannually on the first day of each April and October in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.23% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of The First National Bank of Chicago, Chicago, Illinois, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is one of the 7.23% Series A Senior Notes due October 1, 2000 of the Company in the aggregate principal amount of $13,440,000 (the "Series A Notes") issued or to be issued together with the 7.23% Series B Senior Notes due November 15, 2000 of the

                                  EXHIBIT A-1
                           [to Assumption Agreement)

Company in the aggregate principal amount of $8,960,000 (the "Series B Notes") (the Series A Notes and the Series B Notes are hereinafter collectively referred to as the "Notes"), under and pursuant to the terms and provisions of the Assumption Agreement dated as of September 15, 1997 (the "Assumption Agreement"), entered into by the Company with the original Purchasers therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Assumption Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Assumption Agreement for a statement of such rights and benefits.

          This Note and the other Notes outstanding under the Assumption Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Assumption Agreement.

          The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Assumption Agreement.

          This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        BEI TECHNOLOGIES, INC.



                                        By
                                          -------------------------------
                                          Its


                                        By
                                          -------------------------------
                                          Its



                                     A-1-2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION.

                            BEI TECHNOLOGIES, INC.
                          7.23% Series B Senior Note
                             Due November 15, 2000

                               PPN: 05538P A@ 3
No. BR-

$_________________                                           $____________, 19__

               BEI Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                    on the fifteenth day of November, 2000
                            the principal amount of


                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.23% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of each May and November in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.23% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of The First National Bank of Chicago, Chicago, Illinois, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          This Note is one of the 7.23% Series B Senior Notes due November 15, 2000 of the Company in the aggregate principal amount of $8,960,000 (the "Series B Notes") issued or to be issued together with the 7.23% Series A Senior Notes due October 1, 2000 of the

                                  EXHIBIT A-2
                           [to Assumption Agreement)

Company in the aggregate principal amount of $13,440,000 (the "Series A Notes") (the Series B Notes and the Series A Notes are hereinafter collectively referred to as the "Notes"), under and pursuant to the terms and provisions of the Assumption Agreement dated as of September 15, 1997 (the "Assumption Agreement"), entered into by the Company with the original Purchasers therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Assumption Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Assumption Agreement for a statement of such rights and benefits.

          This Note and the other Notes outstanding under the Assumption Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Assumption Agreement.

          The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Assumption Agreement.

          This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        BEI TECHNOLOGIES, INC.



                                        By
                                          -------------------------------
                                          Its


                                        By
                                          -------------------------------
                                          Its




                                     A-2-2

                        REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to each Purchaser as follows:

          1.        Subsidiaries.  Section B-1 of the Disclosure Letter states
                    ------------
the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in paragraph 1 of Section B-1 constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

          2.        Corporate Organization and Authority.  The Company, and
                    ------------------------------------
each Restricted Subsidiary,

                    (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                    (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure of which would not have a Material Adverse Effect; and

                    (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure of which would not have a Material Adverse Effect.

          3.        Business and Property.  Each Purchaser has heretofore been
                    ---------------------
furnished with a copy of the Preliminary Registration Statement, which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

          4.        Financial Statements.  (a) The combined balance sheets of
                    --------------------
the businesses to comprise the Company as of September 28, 1996 and September 30, 1995 and related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 28, 1996, accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young, LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the businesses to comprise the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The selected unaudited pro forma condensed combined statement of operations and balance sheet
          --- -----
of the businesses to comprise the Company and its Subsidiaries as of March 29, 1997 and for the six-month period ended

                                   EXHIBIT B
                           [to Assumption Agreement)
on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the businesses to comprise the Company and its Subsidiaries as of such date and the results of results of their operations and changes in their financial position or cash flows for such period.

                    (b) Since September 28, 1996, there has been no change in the condition, financial or otherwise, of the businesses to comprise the Company and its consolidated Subsidiaries as shown on the combined balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect.

          5.        Indebtedness.  Sections 5.7(b)(1) and B-5 of the Disclosure
                    ------------
Letter correctly describe all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date, giving effect to the consummation of the Spin-off.

          6.        Full Disclosure.  Neither the financial statements referred
                    ---------------
to in paragraph 4 hereof nor the Agreement, the Preliminary Registration Statement or any other written statement furnished by Electronics or Technologies to such Purchaser in connection with the negotiation of the issuance of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which Electronics or Technologies has not disclosed to such Purchaser in writing which materially affects adversely nor, so far as Technologies can now foresee, will have a Material Adverse Effect.

          7.        Pending Litigation.  Except as disclosed in Section B-7 of
                    ------------------
the Disclosure Letter, there are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which would reasonably be expected to result in a Material Adverse Effect.

          8.        Title to Properties.  The Company and each Restricted
                    -------------------
Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement.

          9.        Patents and Trademarks.  The Company and each Restricted
                    ----------------------
Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, which failure to own or possess would have a Material Adverse Effect.

          10.       Sale is Legal and Authorized.  The issuance of the Notes by
                    ----------------------------
the Company and compliance by the Company with all of the provisions of the Agreement and the Notes --

                    (a) are within the corporate powers of the Company;

                    (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                    (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise). The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms. On the Closing Date the Notes will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

          11.       No Defaults.  No Default or Event of Default has occurred
                    -----------
and is continuing. The Company is not in default in the payment of principal or interest on any Funded Debt or Current Debt and is not in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          12.       Governmental Consent.  No approval, consent or withholding
                    --------------------
of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the Spin-off or the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

          13.       Taxes.  All tax returns required to be filed by the Company
                    -----
or any Restricted Subsidiary and their respective predecessors in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or their respective predecessors or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before ______________, the Federal income tax liability of Electronics and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or Electronics and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Technologies does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

          14.       Private Offering.  Neither the Company, directly or
                    ----------------
indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

          15.       ERISA.  The consummation of the Spin-off and of the
                    -----
transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than (i) $1,000,000 in the aggregate. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers or which would not have a Material Adverse Effect.

          16.       Compliance with Law.  Neither the Company nor any Restricted
                    -------------------
Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would have a Material Adverse Effect or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

          17.       Compliance with Environmental Laws.  Except as set forth in
                    ----------------------------------
paragraph 6 of Section B-7 of the Disclosure Letter, the Company is not in violation of any applicable

Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Restricted Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource
                                            -- ---
Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et
                                                                          --
seq.) which would have a Material Adverse Effect.
---

               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

        The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by (S)4.1 of the Assumption Agreement in connection with the Closing Date, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Assumption Agreement and to issue the Notes.

          2. The Assumption Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the Closing Date have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance and delivery of the Notes issued on the Closing Date under the circumstances contemplated by the Assumption Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        The opinion of Chapman and Cutler shall also state that the opinion of Cooley Godward LLP is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

        In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation of the Company certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware and the By-laws of the Company.

        With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

                                   EXHIBIT C
                           (to Assumption Agreement)

                        DESCRIPTION OF CLOSING OPINION
                           OF COUNSEL TO THE COMPANY

          The closing opinion of Cooley Godward LLP, counsel for the Company, which is called for by (S)4.1 of the Assumption Agreement in connection with the Closing Date, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          We have acted as counsel to BEI Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Assumption Agreement and the Notes. This opinion is rendered to you in compliance with Section 4.1(b) of the Assumption Agreement. Capitalized terms used herein without definition have the same meanings as in the Assumption Agreement.

          In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the following:

                       A. The Certificate of Incorporation of the Company, as amended to date;

                       B.  The Bylaws of the Company, as amended to date;

                       C. The records of proceedings and actions of the Board of Directors of the Company relating to the Assumption Agreement and the transactions contemplated thereby;

                       D.  The Assumption Agreement;

                       E.  The Notes; and

                       F. The contracts, agreements and instruments involving the borrowing of money to which the Company is subject or by which the Company or any of its assets are bound, identified to us by responsible officers of the Company as being all of such agreements material to the Company (the "Material Agreements").

          With your consent, in connection with this opinion, we have examined and relied upon the representations and warranties of the Purchasers as to factual matters contained in and made pursuant to the Assumption Agreement and upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

          In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents (other than the signatures of the Company on the Assumption Agreement and the Notes); the authenticity of all documents submitted to us as

                                   EXHIBIT D
                           (to Assumption Agreement)
originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Assumption Agreement and the Notes) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that all individuals executing and delivering documents in their individual capacity had the legal capacity to so execute and deliver; that the Assumption Agreement is an obligation binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Assumption Agreement that would modify or interpret the terms of the Assumption Agreement or the respective rights or obligations of the parties thereunder.

          Our opinion is expressed with respect only to United States federal law, the laws of the State of California (without regard to laws regarding choice of applicable law) and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply.

          With regard to our opinion in paragraph III below, we have, with your permission, assumed that Illinois law is same in all material respects as California law.

          Except as set forth in paragraphs IV and VI, we express no opinion relative to the applicability or effect of any law, rule or regulation relating to securities or to the sale or issuance thereof.

          With regard to our opinion in paragraph V below with respect to conflicts, breaches or defaults under the Material Agreements, we have relied solely upon (a) inquiries of officers of the Company, (b) a list supplied to us by the Company, a copy of which has been supplied to your counsel, Chapman and Cutler, of the Material Agreements, and (c) an examination of the items on the aforementioned list; we have made no further investigation.

          We express no opinion as to the applicability or effect of any rule or regulation relating to fraudulent transfers.

          On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

          I. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to execute and perform the Assumption Agreement and to issue the Notes and to own and operate its properties and to carry on business and is duly qualified as a foreign corporation to do business in California.

          II. The Assumption Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to or limited by (i) general equity principles and to limitations on the availability of equitable relief including specific performance; (ii) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally; and (iii) limitations on a borrower's ability to waive rights or benefits given by statute or otherwise, but in our view such limitations will not, subject to the other exceptions, qualifications and limitations in this letter, render the Assumption Agreement or the Notes invalid as a whole or substantially interfere with the realization of the principal benefits provided by the Assumption Agreement and the Notes.

          III. No governmental consents, approvals, authorizations, registrations, declarations or filings on the part of the Company are required under United States federal law or the laws of the State of California for the due execution and delivery by the Company of the Assumption Agreement or the Notes.

          IV. The issuance of the Notes issued on the date hereof and the execution, delivery and performance by the Company of the Assumption Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of its Certificate of Incorporation or bylaws or any of the Material Agreements.

          VI. The offer and issuance of the Notes is exempt from the registration requirements of the Securities Act of 1933, as amended, and does not require the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          VII.  The Spin-off has been consummated.

        This opinion is rendered only to the Purchasers and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by any other person, firm or corporation for any purpose without our prior written consent. You may, however, deliver a copy of this opinion to transferees of the Notes in connection with such transfer and they may rely upon it as if it were addressed and had been delivered to them on the date hereof.

                                      D-3